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                                                                   Exhibit 10.35

                       Amendment to the Dime Bancorp, Inc.
                          Senior Officer Incentive Plan

                           Effective December 12, 2000


         The Dime Bancorp, Inc. Senior Officer Incentive Plan (the "Plan") is hereby amended in the following particulars:

         1. The textual language of Section 6(c) preceding clause (i) thereof is amended to read as follows:

         "Subject to the following, the Committee shall, following the end of a Performance Period, determine the bonus amounts payable for that Performance Period to each Participant, and the bonus amounts so payable (including, where applicable, related earnings, if any, credited with respect thereto) shall be paid to Participants, in the sole discretion of the Committee, in cash, in shares of common stock of the Company or rights to purchase shares of common stock of the Company (in each instance subject to such restrictions as may be determined by the Committee, with such stock or stock purchase right payment effected through the provisions of an available stock incentive plan of the Company), or a combination of cash, stock or stock purchase rights, as soon as practicable following the end of the Performance Period to which they apply (or at such other later time designated by the Committee during the Applicable Period), provided that:"

         2. The following sentence is added at the beginning of the last paragraph of Section 6(c)(iii) of the Plan:

         "Each of the minimum pro-rated bonus amounts payable pursuant to this
         Section 6(c)(iii) shall, notwithstanding any other provisions of
         Section 6(c) of the Plan, be paid in cash."

         3. Section 7(i) of the Plan is amended to read as follows:

         "(i) Payment Obligation. Bonus payments hereunder to a Participant shall be made by the employer responsible for the payment of base salary to the Participant, provided, however, that the Bank shall be jointly and severally liable for all cash amounts payable under the Plan and the Company shall be jointly and severally liable for all amounts payable under the Plan in the form of shares of common stock of the Company or rights to purchase shares of common stock of the Company (whether or not subject to restrictions as may be determined by the Committee)."